CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report included in this Form 10-K into Snyder Oil Corporation's previously filed Registration Statements Nos. 33-35546, 33-48213 and 33-54809.





                                 /s/ Arthur Andesen LLP
                                ARTHUR ANDERSEN LLP




Fort Worth, Texas
March 3, 1995